UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 8, 2006
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Amendment to Employment Agreement - Michiel C. van den Bold
Second Amended and Restated Employment Agreement - Judd Hansen
Amendment to Employment Agreement - Teresa G. Bushman

Item 1.01 Entry into a Material Definitive Agreement.
On June 8, 2006, Mariner Energy, Inc. (“Mariner”) and four of its executive officers amended their respective employment agreements. The amendments, among other things, increase certain severance payments by Mariner, including, without limitation, in connection with a change in control of Mariner (as defined therein). This change was made in connection with the promotion of each of these officers to Senior Vice President in April 2006. Three of these officers are named executive officers Mike C. van den Bold, Senior Vice President and Chief Exploration Officer, Judd A. Hansen, Senior Vice President—Shelf and Offshore (Mariner Energy Resources, Inc., a subsidiary of Mariner, also is a party to Mr. Hansen’s amended employment arrangements), and Teresa G. Bushman, Senior Vice President, General Counsel and Secretary. This summary of certain terms of these employment agreements is qualified in its entirety by reference to the employment agreements, as amended.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Number	Description

†10 .1	Amendment to Employment Agreement by and between Mariner Energy, Inc. and Michiel C. van den Bold, dated as of June 8, 2006.
†10 .2	Second Amended and Restated Employment Agreement by and among Mariner Energy, Inc., Mariner Energy Resources, Inc. and Judd Hansen, dated June 8, 2006.
†10 .3	Amendment to Employment Agreement by and between Mariner Energy, Inc. and Teresa G. Bushman, dated as of June 8, 2006.

†Management contract.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: June 8, 2006	By:	/s/ Scott D. Josey
Scott D. Josey,
Chairman of the Board, Chief Executive Officer and President

Exhibit Index

Number	Description

†10 .1	Amendment to Employment Agreement by and between Mariner Energy, Inc. and Michiel C. van den Bold, dated as of June 8, 2006.
†10 .2	Second Amended and Restated Employment Agreement by and among Mariner Energy, Inc., Mariner Energy Resources, Inc. and Judd Hansen, dated June 8, 2006.
†10 .3	Amendment to Employment Agreement by and between Mariner Energy, Inc. and Teresa G. Bushman, dated as of June 8, 2006.

†Management contract.